ASSIGNMENT AND CONSENT TO ASSIGNMENT OF

THE STRATEGIC ALLIANCE AGREEMENT

This Assignment and Consent to Assignment of the Strategic Alliance Agreement originally entered into by and among PHL VARIABLE INSURANCE COMPANY (“PHLVIC”), PHOENIX LIFE INSURANCE COMPANY, (“PLIC” and together with PHLVIC, “PHL Variable”), PHOENIX EQUITY PLANNING CORPORATION (“PEPCO” and, together with PHLVIC and PLIC, the “PHL Parties”), LOCKWOOD CAPITAL MANAGEMENT, INC. (“LCM”), MBSC SECURITIES CORPORATION (“MBSC”), and DREYFUS SERVICE ORGANIZATION, INC. (“DSO”, together with MBSC AND LCM, the “LCM Parties”) (the “Agreement”) is effective as specified below.

WHEREAS, PEPCO, now VP Distributors, Inc., has served as principal underwriter for the GRIS pursuant to the Agreement;

WHEREAS, PEPCO, now VP Distributors, Inc. has provided Notice of Termination of GRIS Agreements, including the Agreement, to be effective March 14, 2011 or such other date as the Parties thereto may mutually agree in writing and, alternatively, has allowed for assignment of the Agreement as allowed by Section 18.01.1 of the Agreement;

WHEREAS, PEPCO, now VP Distributors, Inc. desires to assign the Agreement;

WHEREAS, 1851 Securities, Inc., an affiliate of PHL Variable has been registered with Securities and Exchange Commission as a broker-dealer under the Securities Exchange Act of 1934 and is a member of the Financial Industry Regulatory Authority with the capacity to act as the principal underwriter for the insurance products issued by PHLVIC, and its insurance company affiliates, that are registered with the Securities and Exchange Commission, and has undertaken to act as principal underwriter for the GRIS; and

WHEREAS, the LCM Parties desire to accept the assignment of the duties and obligations of PEPCO, now VP Distributors, Inc., under the Agreement to 1851 Securities, Inc., and 1851 Securities, Inc. desires to accept such duties and obligations.

NOW, THEREFORE, in consideration of the foregoing recitals and intending to be legally bound the Parties agree to amend the Agreement as follows:

1.	The parties to the Agreement consent to the assignment of the duties and obligations under the Agreement of PEPCO, now VP Distributors, to 1851 Securities, Inc. and, effective March 14, 2011, PEPCO, now VP Distributors, Inc., hereby assigns such duties and obligations (the “Assignment”).

2.	Upon the Assignment, PEPCO, now VP Distributors, Inc. is no longer a party to the Agreement and is relieved of all duties and obligations under the Agreement.

3.	Upon the Assignment, 1851 Securities, Inc. is a party to the Agreement assuming all the rights, duties and obligations formerly inuring to or imposed on PEPCO.

(Signature Page to follow)

IN WITNESS WHEREOF, the Parties have caused this Assignment and Consent to Assignment to be executed and delivered by their duly authorized partners and officers as of the date written.

Phoenix Life Insurance Company		PHL Variable Insurance Company

By:	/s/ Kathleen A. McGah	By:	/s/ Kathleen A. McGah
Name:	Kathleen A. McGah	Name:	Kathleen A. McGah
Title:	Vice President	Title:	Vice President
Date:	March 1, 2011	Date:	March 1, 2011

1851 Securities, Inc.		Lockwood Advisors, Inc. (successor to Lockwood Capital Management, Inc)

By:	/s/ John H. Beers	By:	/s/ Lisa Detwiler
Name:	John H. Beers	Name:	Lisa Detwiler
Title:	Vice President	Title:	Director & Managing Counsel
Date:	March 1, 2011	Date:	3/9/11

MBSC Securities Corporation		Dreyfus Service Organization, Inc.

By:	/s/ Kenneth J. Bradle	By:	/s/ Philip K. Kocher
Name:	Kenneth J. Bradle	Name:	Philip K. Kocher
Title:	President	Title:	Vice President
Date:	February 14, 2011	Date:	February 14, 2011

Phoenix Equity Planning Corporation (now known as VP Distributors, Inc.)

By:
Name:
Title:
Date:

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